Exhibit 99.1

U.S. GOLD CORP. ANNOUNCES $2.5 MILLION REGISTERED DIRECT OFFERING

ELKO, NV, February 15, 2022 – U.S. Gold Corp. (“U.S. Gold,” the “Company,” “we,” “our” or “us”) (NASDAQ: USAU) today announced that it has entered into a securities purchase agreement with certain institutional and accredited investors, providing for the purchase and sale of 384,741 shares of common stock at a price of $6.50 per share and warrants to purchase 192,370 shares of our common stock at an exercise price of $8.00 per share in a registered direct offering, resulting in total gross proceeds of approximately $2.5 million. The warrants will be exercisable immediately following the issuance and will expire five years from the issuance date. The closing of the sale of the securities is expected to take place on or about February 16, 2022, subject to the satisfaction of customary closing conditions. Following completion of the offering, the Company is expected to have 7,481,464 shares of common stock issued and outstanding.

The shares of common stock and warrants were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-253165), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on February 25, 2021.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. A prospectus supplement relating to the shares of common stock and warrants will be filed by the Company with the SEC. When available, copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov.

About U.S. Gold Corp.

U.S. Gold Corp. is a publicly traded, U.S. focused gold exploration and development company. U.S. Gold Corp. has a portfolio of exploration properties. The CK Gold Project is located in Southeast Wyoming and has a Preliminary Feasibility Study SK-1300 technical report, which was completed by Gustavson Associates, LLC. Keystone and Maggie Creek are exploration properties on the Cortez and Carlin Trends in Nevada. The Challis Gold Project is located in Idaho. For more information about U.S. Gold Corp., please visit www.usgoldcorp.gold.

Safe Harbor

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated,” and “intend,” among others. These forward-looking statements are based on U.S. Gold Corp.’s current expectations, and actual results could differ materially from such statements. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks arising from: market and other conditions; the satisfaction of customary closing conditions related to the registered direct offering, the prevailing market conditions for metal prices and mining industry cost inputs, environmental and regulatory risks, COVID-19 uncertainties, risks faced by junior companies generally engaged in exploration activities, whether U.S. Gold Corp. will be able to raise sufficient capital to develop the CK Gold Project and implement future exploration programs, the success or failure of future drilling programs, and other factors described in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company undertakes no duty to correct or update any information contained herein.

For additional information, please contact:

U.S. Gold Corp. Investor Relations:

+1 800 557 4550

ir@usgoldcorp.gold

www.usgoldcorp.gold